Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                              SunTrust Banks, Inc.
             (Exact name of registrant as specified in its charter)

             GEORGIA                                              58-1575035
(State or other jurisdiction of                               (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308
                    (Address of Principal Executive Offices)

                        SunTrust Banks, Inc. 401(k) Plan
                       ----------------------------------

                            (Full Title of the Plan)
                                  ------------
                                Raymond D. Fortin
                              Senior Vice President
                              SunTrust Banks, Inc.
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308
                     (Name and address of Agent for Service)

                                  404-588-7165
          (Telephone number, including area code, of agent for service)
                                  ------------

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                         CALCULATION OF REGISTRATION FEE
---------------------------- ------------------------- ------------------------- ------------------------- -------------------------
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                                      Amount               Proposed Maximum          Proposed Maximum
  Title of Securities to              to be                 Offering Price              Aggregate                 Amount of
       be Registered                Registered               Per Share(1)           Offering Price(1)        Registration Fee(1)
---------------------------- ------------------------- ------------------------- ------------------------- -------------------------
Common Stock, $1.00
par value per share.....            8,000,000                $72.41                   $579,280,000              $161,040
---------------------------- ------------------------- ------------------------- ------------------------- -------------------------

(1) Determined pursuant to Rule 457(c) and (h)(l) based on $72.41, the average of the high and low prices of the registrant's common stock on November 19, 1999, as reported on the New York Stock Exchange.

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

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                              SUNTRUST BANKS, INC.

         This Registration Statement covers 8,000,000 additional shares of common stock, par value $1.00 per share (the "Common Stock") of SunTrust Banks, Inc. (the "Company"), issuable pursuant to the SunTrust Banks, Inc. 401(k) Plan (the "Savings Plan"). The Company initially registered the issuance of 2,500,000 shares of Common Stock in connection with the Savings Plan on its Registration Statement on Form S-8 (Registration No. 33-50796) as filed with the Securities and Exchange Commission (the "Commission") on August 12, 1992. The contents of Registration Statement No. 33-50756 are incorporated by reference herein.

         Pursuant to Rule 429, the Prospectus related to shares of Common Stock registered pursuant to this Registration Statement for the Savings Plan also relates to shares of Common Stock registered pursuant to Registration Statement No. 33-50756.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by SunTrust Banks, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's  Annual Report on Form 10-K for the year ended
December 31, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     (c) The Company's Current Reports on Form 8-K dated January 12, 1999, January 15, 1999, and October 18, 1999.

     (d) The description of the Company's Common Stock, par value $1.00 per share, contained on pages 2 to 9 in Amendment No. 1, dated August 4, 1987, to its Registration of Common Stock on Form 8-B, dated June 10, 1985, filed under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company or the Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities offered hereby has been passed upon by Raymond D. Fortin, Esq., Senior Vice President of SunTrust, who beneficially owns 23,000 shares of Common Stock and has options to purchase 4,800 shares of Common Stock.

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

ITEM 5.  EXHIBITS.

      The following exhibits are  filed  as part of this Registration Statement:

          Exhibit Number        Description

          4.1 Articles 5, 6, 7, 8, 11 and 13 of the Amended and Restated Articles of Incorporation of the Company, effective as of November 14, 1989, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989.

          4.2 Articles I, IV, VII, VIII, X and XI of the Amended and Restated Bylaws of the
                                Company, effective as of February 10, 1998, incorporated by reference to Exhibit 3 to Registration Statement No. 333-46093.

          4.3                   Amended and Restated SunTrust Banks, Inc. 401(k)
                                Plan.

          4.4 SunTrust Banks, Inc. 401(k) Trust Agreement (formerly known as the SunTrust Banks, Inc. Employee Stock Ownership Trust), as amended.

          5.1 Opinion of Raymond D. Fortin, Esq., as to the legality of the Common Stock being registered.

          23.1                  Consent of Arthur Andersen LLP.

          23.2 Consent of Raymond D. Fortin, Esq. (contained in his opinion filed as Exhibit 5.1).

          24.1                  Power of Attorney (included on Signature Page).

                                   SIGNATURES
                                   ----------

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, SunTrust Banks, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 23rd day of November, 1999.

                                      SUNTRUST BANKS, INC.


                                      By:  /s/  L. Phillip Humann
                                         ------------------------
                                                L. Phillip Humann
                                                Chairman of the Board, President
                                                and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints John W. Spiegel and Raymond D. Fortin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable SunTrust Banks, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 23rd day of November, 1999.

/s/ L. Phillip Humann
-------------------------
L. Phillip Humann           Chairman of the Board, President, Chief Executive
                            Officer and Director
                            (Principal Executive Officer)

/s/ John W. Spiegel
-------------------------
John W. Spiegel             Executive Vice President and Chief Financial Officer
                            (Principal Financial Officer)

/s/ William P. O'Halloran
-------------------------
William P. O'Halloran       Senior Vice President and Chief Accounting Officer
                            (Principal Accounting Officer)
/s/ Richard G. Tilghman
-------------------------
Richard G. Tilghman         Director and Vice Chairman

/s/ J. Hyatt Brown
-------------------------
J. Hyatt Brown              Director


                                    4

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/s/ Alston D. Correll
-----------------------------------------------------------
Alston D. Correll                                                Director

/s/ A. W. Dahlberg
-----------------------------------------------------------
A. W. Dahlberg                                                   Director

/s/ David H. Hughes
-----------------------------------------------------------
David H. Hughes                                                  Director

/s/ M. Douglas Ivester
-----------------------------------------------------------
M. Douglas Ivester                                               Director

/s/ Summerfield K. Johnston, Jr.
-----------------------------------------------------------
Summerfield K. Johnston, Jr.                                     Director

/s/ Joseph L. Lanier, Jr.
-----------------------------------------------------------
Joseph L. Lanier, Jr.                                            Director

/s/ Frank E. McCarthy
-----------------------------------------------------------
Frank E. McCarthy                                                Director

/s/ G. Gilmer Minor, III
-----------------------------------------------------------
G. Gilmer Minor, III                                             Director

/s/ Larry L. Prince
-----------------------------------------------------------
Larry L. Prince                                                  Director

/s/ Scott L. Probasco, Jr.
-----------------------------------------------------------
Scott L. Probasco, Jr.                                           Director

/s/ R. Randall Rollins
-----------------------------------------------------------
R. Randall Rollins                                               Director

/s/ Frank S. Royal, MD.
-----------------------------------------------------------
Frank S. Royal, M.D.                                             Director

/s/ James B. Williams
-----------------------------------------------------------
James B. Williams                                                Director



                                       5

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                                INDEX TO EXHIBITS


Exhibit Number      Description
----------------    ------------------------------------------------------------

4.1 Articles 5, 6, 7, 8, 11 and 13 of the Amended and Restated Articles of Incorporation of the Company, effective as of November 14, 1989, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989.

4.2 Articles I, IV, VII, VIII, X and XI of the Amended and Restated Bylaws of the Company, effective as of February 10, 1998, incorporated by reference to Exhibit 3 to Registration Statement No. 333-46093.

4.3                 Amended and Restated SunTrust Banks, Inc. 401(k) Plan.

4.4 SunTrust Banks, Inc. 401(k) Trust Agreement (formerly known as the SunTrust Banks, Inc. Employee Stock Ownership Trust), as amended.

5.1 Opinion of Raymond D. Fortin, Esq., as to the legality of the Common Stock being registered.

23.1                Consent of Arthur Andersen LLP.

23.2 Consent of Raymond D. Fortin, Esq. (contained in his opinion filed as Exhibit 5.1).

24.1                Power of Attorney (included on Signature Page).


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